Exhibit 99.1

   The Bon-Ton Stores, Inc. Announces Extension of Exchange Offer for 10 1/4%
                             Senior Notes Due 2014

    YORK, Pa.--(BUSINESS WIRE)--Aug. 4, 2006--The Bon-Ton Stores, Inc. (NASDAQ: BONT) today announced that the exchange offer for the outstanding 10 1/4% Senior Notes due 2014 in the aggregate principal amount of $510,000,000, issued by its wholly owned subsidiary, The Bon-Ton Department Stores, Inc., has been extended until 5:00 p.m., New York City time, on August 4, 2006. The extension of the exchange offer will allow holders of these notes additional time to tender their notes for exchange.
    The exchange offer was scheduled to expire at 5:00 p.m., New York City time, on August 3, 2006. The exchange agent for the exchange offer, The Bank of New York, has advised The Bon-Ton Stores, Inc. that approximately $507,450,000 in aggregate principal amount of the outstanding 10 1/4% Senior Notes due 2014 had been tendered as of 5:00 p.m., New York City time, on Thursday, August 3, 2006.

    Statements made in this press release, other than statements of historical information, are forward looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the completion of and the timing of the closing of the exchange offer. Such statements are based on current beliefs and expectations of The Bon-Ton Stores, Inc. management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

    CONTACT: The Bon-Ton Stores, Inc.
             Mary Kerr, 717-751-3071
             Vice President
             Public and Investor Relations